EXHIBIT 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE
April 27, 2004

For more information, please contact:
         Hugh W. Mohler, Chairman, President & CEO           410-427-3707
         Mark A. Semanie, Executive Vice President & CFO      410-427-3715


                        Bay National Corporation Reports
                             First Quarter Earnings

Baltimore, MD (April 27, 2004) Bay National Corporation (OTCBB:BANI), parent company of Bay National Bank, today announced earnings of $0.03 per share, both basic and diluted, for the first quarter of 2004.

For the quarter ended March 31, 2004, Bay National Corporation reported net income of $61,000, as compared to a loss of $206,000 for the first quarter 2003.

Hugh W. Mohler, Chairman and Chief Executive Officer, commented, "We have now achieved 15 consecutive quarters of outstanding asset, loan and deposit growth--confirmation, we believe, that our unique business model can deliver solid results in the midst of economic instability."

Total assets at March 31, 2004 rose 38.5% to $148.8 million as compared to $107.4 million at March 31, 2003. Net loans outstanding grew 34.2% during the same twelve-month period.

Deposits at March 31, 2004 were $134.7 million, an increase of 40.7% from the first quarter of 2003. Core deposits, which management categorizes as all deposits other than national market certificates of deposit and two accounts with highly variable balances, stood at $86.5 million for the first quarter 2004, up 43.6% from the first quarter 2003. Core deposits are closely monitored by management because they consider such deposits not only a relatively stable source of funding but also reflective of the growth of commercial and consumer depository relationships.



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Net interest income, the Corporation's main source of income, was $1.05 million during the first quarter of 2004 compared to $728,000 during the first quarter 2003, an increase of 44.1%. "We believe our balance sheet remains appropriately structured," Mr. Mohler added, "thereby enabling Bay National to increase its net interest income in a rising rate environment and to mitigate the effect of declining rates."

"At March 31, 2004," Mr. Mohler added, "our loan pipeline was at historically high levels and the diversity of our lending activities is allowing us to capitalize on rising demand in a variety of industries. We continue to attract senior-level bankers and market share from the larger banks."

Credit quality remained strong through rigorous credit management. In the first quarter 2004, loan charge-offs were $6,221. There were no nonperforming loans at March 31, 2004; however, appropriate reserves for loan losses continue to be maintained.

The book value of the Corporation's stock increased 9.2% from a year ago, and the market price of common shares ended the quarter at $11.40, up 40.7% from March 31, 2003.

Bay National Corporation has two full-service banking offices--Baltimore and Salisbury, Maryland. It focuses on filling the void created by the persistent and unprecedented bank merger and acquisition activity. The bank's niche is small to middle-market businesses, professional service firms, entrepreneurs and successful individuals. It offers a complete range of commercial, private, cash management, retail and mortgage banking services delivered with a high degree of respect and integrity.

The statements in this press release that are not historical facts constitute "forward-looking statements" as defined by Federal Securities laws. Such statements, regarding Bay National Corporation's anticipated future results of operations, are subject to risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, changes in interest rates, deposit flows, loan demand and real estate values; as well as changes in economic, competitive, governmental, regulatory, technological and other factors which may affect Bay National Corporation specifically or the banking industry generally. Forward-looking statements speak only as of the date they are made. Bay National Corporation will not update forward-looking statements to reflect factual assumptions, circumstances or events that have changed after a forward-looking statement was made. For further information, please refer to the Bay National Corporation reports filed with the U.S. Securities and Exchange Commission and available at their web site www.sec.gov.

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Bay National Corporation Financial Highlights (Unaudited)

SELECTED UNAUDITED FINANCIAL DATA
AS OF MARCH 31, 2004 and 2003
(dollars in thousands, except per share data)

                                                                                         2004             2003
Total assets                                                                        $     148,752     $    107,433
Cash and due from banks                                                                     1,151              103
Federal funds sold and other overnight investments                                         35,150           19,803
Loans held for sale                                                                           952            4,056
Investment securities available for sale                                                    1,448            1,198
Other equity securities                                                                       532              444
Loans, net                                                                                108,219           80,634
Deposits                                                                                  134,747           95,799
Short-term borrowings                                                                       1,450            1,171
Stockholders' equity                                                                       12,128            7,403

Common shares outstanding                                                               1,862,710        1,242,020
Book value per share                                                                $        6.51     $       5.96
Ratio of interest earning assets to interest
     bearing liabilities                                                                   123.55  %        123.08%
Stockholders' equity as a percentage of assets                                               8.15%            6.89%


SELECTED UNAUDITED FINANCIAL RATIOS
FOR PERIODS ENDED MARCH 31, 2004 and 2003

Weighted average yield/rate on:                                                              2004           2003
Loans                                                                                        5.73%          6.03%
Investments and interest bearing cash balances                                                .71%           .87%
Deposits and short-term borrowings                                                           2.08%          2.50%
Net interest spread                                                                          2.95%          2.85%
Net interest margin                                                                          3.38%          3.33%

SELECTED UNAUDITED OPERATIONAL DATA FOR THE PERIODS ENDED MARCH 31, 2004 and
2003 (dollars in thousands, except per share data)
                                                                                         Three Months ended
                                                                                              March 31,
                                                                                        2004              2003
Interest income                                                                    $        1,561     $      1,169
Interest expense                                                                              511              441
Net interest income                                                                         1,050              728
Provision for credit losses                                                                   110              169
Net interest income after provision for credit                                                940              559
     losses
Non-interest income                                                                           125              132
Non-interest expenses                                                                       1,004              897
Income (loss) before income taxes                                                              61             (206)
Income taxes                                                                                    -                -
Net income (loss)                                                                  $           61     $       (206)

PER COMMON SHARE
Basic net income (loss) per share                                                  $          .03     $       (.17)
Diluted net income (loss) per share                                                $          .03     $       (.17)
Average shares outstanding (basic)                                                      1,862,710        1,242,020
Average shares outstanding (diluted)                                                    1,917,415        1,242,020

STOCK PRICE
     High                                                                          $        14.00     $       9.00
     Low                                                                           $        10.10     $       8.05
     Close                                                                         $        11.40     $       8.10


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SUPPLEMENTAL INFORMATION:

                                                                                        March 31,        March 31,
Reconciliation of total deposits to core deposits:                                        2004             2003
Total deposits                                                                     $     134,747     $     95,799
National market certificates of deposit                                                  (31,180)         (22,687)
Variable balance accounts (2)                                                            (17,081)         (12,892)

Core deposits                                                                      $      86,486     $     60,220



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